EXHIBIT 32.1

Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of HOLLYWOOD ENTERTAINMENT EDU HOLDING, INC., a Delaware corporation (the “Company”), on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), David Lau, Chief Executive Officer of the Company and Alan J. Bailey, Chief Financial Officer, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 15 , 2013

/s/ David Lau
David Lau
Chief Executive Officer
(Principal Executive Officer)

/s/ Alan J. Bailey
Alan J. Bailey
Chief Financial Officer
(Principal Financial and Accounting Officer)

[A signed original of this written statement required by Section 906 has been provided to HOLLYWOOD ENTERTAINMENT EDU HOLDING, INC. and will be retained by HOLLYWOOD ENTERTAINMENT EDU HOLDING, INC and furnished to the Securities and Exchange Commission or its staff upon request.]